UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2009

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On July 29, 2009, the Partnership issued a press release announcing its cash distribution for the quarter ended June 30, 2009.  In the press release, the Partnership also disclosed that it would announce earnings for the quarter ended June 30, 2009, after the market closes on August 4, 2009, and will hold an earnings conference call at 9 a.m. CT (10 a.m. ET) on August 5, 2009.

A copy of the press release is attached hereto as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01                      Other Events.

 On July 29, 2009, the Partnership announced that it will pay a cash distribution of $0.025 per common unit and general partner unit for the quarter ended June 30, 2009.  The Partnership will pay this distribution on August 14, 2009 to its general partner and all of its common unitholders of record as of August 10, 2009.  No distribution will be paid on the subordinated units for the quarter.  The second quarter Common Unit Arrearage is $0.3375 per common unit.  The Cumulative Common Unit Arrearage is $0.675 per common unit.  Both Common Unit Arrearage and Cumulative Common Unit Arrearage are terms defined in the Partnership's partnership agreement.

Unitholders will be required to pay federal income taxes and, in some cases, state and local income taxes on their allocable share of the Partnership’s taxable income, whether or not they receive sufficient or any cash distributions from the Partnership.  Thus, unless the Partnership resumes sufficient cash distributions to unitholders during this year, unitholders may not receive cash distributions from Eagle Rock equal to their share of the Partnership’s taxable income or even equal to the actual tax liability that results from their share of the Partnership’s taxable income.

See the Partnership’s Current Report on Form 8-K, filed with the Commission on April 30, 2009, for a description of certain risks relating to the ownership of common units of the Partnership in light of the continued reduced cash distribution payments.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.                   Description

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated July 29, 2009 (furnished under Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner
Date: July 29, 2009	By:
Joseph A. Mills
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.                                Description

99.1                                    Press Release of Eagle Rock Energy Partners, L.P. dated July 29, 2009 (furnished under Item 7.01).